As filed electronically with the Securities and Exchange Commission on June 18, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	57-1003983
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED POLYMER GROUP, INC.

2008 LONG-TERM STOCK INCENTIVE PLAN

(Full Title of the Plan)

Daniel L. Rikard

Vice President, General Counsel and Secretary

Polymer Group, Inc.

9335 Harris Corners Parkway, Suite 300,

Charlotte, North Carolina 28269

(Name and Address of Agent for Service)

(704) 697-5100

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a Large Accelerated Filer, an Accelerated Filer, a Non-Accelerated Filer or a Smaller Reporting Company.  See the definitions of “Large Accelerated Filer,” “Accelerated Filer” and “Smaller Reporting Company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do Not Check if a Smaller Reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	650,000 shares	$8.70	$5,655,000.00	$315.55

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and (h) promulgated under the Securities Act, on the basis of the average of the high and low prices reported on the Over-the-Counter Bulletin Board on June 15, 2009, which prices were $8.70 and $8.70, respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register 650,000 additional shares of Polymer Group, Inc.’s Class A Common Stock, par value $0.01 per share, for issuance pursuant to the Amended and Restated Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan.

Pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 originally filed with the Securities and Exchange Commission on May 23, 2008 (File No. 333-151171) is incorporated by reference herein.

Item 8.  Exhibits

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Polymer Group, Inc. (incorporated by reference to Exhibit 99.1 to the Quarterly Report on Form 10-Q filed on November 12, 2003)
4.2	Amended and Restated By-Laws of Polymer Group, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed on March 12, 2008)
4.3	Amended and Restated Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan (incorporated by reference to Annex I to the Definitive Proxy Statement on Schedule 14A filed on April 24, 2009)
5.1	Opinion of Parker Poe Adams & Bernstein LLP
23.1	Consent of Grant Thornton LLP
23.2	Consent of Parker Poe Adams & Bernstein LLP (included in Exhibit 5.1 to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 18th day of June, 2009.

POLYMER GROUP, INC.
(Registrant)

By:	/s/ Veronica M. Hagen
Veronica M. Hagen
Chief Executive Officer

By:	/s/ Robert J. Kocourek
Robert J. Kocourek
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Veronica M. Hagen	Chief Executive Officer and Director	June 18, 2009
Veronica M. Hagen

/s/ William B. Hewitt	Chairman of the Board of Directors	June 18, 2009
William B. Hewitt

/s/ Ramon Betolaza	Director	June 18, 2009
Ramon Betolaza

/s/ Elizabeth Fessenden	Director	June 18, 2009
Elizabeth Fessenden

/s/ Keith B. Hall	Director	June 18, 2009
Keith B. Hall

	Director	June 18, 2009
James A. Ovenden

/s/ Mark Patterson	Director	June 18, 2009
Mark Patterson

/s/ Charles E. Volpe	Director	June 18, 2009
Charles E. Volpe